EXHIBIT 31.3

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)

I, Kevin Cook, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Dialogic Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2014

/s/ Kevin Cook
Name: Kevin Cook
Title: Chief Executive Officer and President (Principal Executive Officer)